EXHIBIT 10.5

DAKTRONICS, INC.

2007 STOCK INCENTIVE PLAN

SECTION 1.	General Purpose of Plan; Definitions

1.1      General Purpose. The name of this plan is the Daktronics, Inc. 2007 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enable Daktronics, Inc. (the “Company”) and its Subsidiaries to retain and attract executives, other employees, members of the Board of Directors and Consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

1.2      Definitions. For purposes of the Plan, the following terms shall be defined as set forth below; other terms are defined elsewhere in the Plan:

(a)      “Agreement ” means an agreement by and between the Company and a Recipient under the Plan setting forth the terms and conditions of an Award.

(b)      “Award ” means an Option, Restricted Stock, Restricted Stock Unit, Deferred Stock or any combination thereof granted pursuant to the terms of this Plan.

(c)       “Board” means the Board of Directors of the Company, as it may be comprised from time to time.

(d)      “Cause ” means, except as may otherwise be provided in the terms of an Agreement or in a written employment agreement between the Company or a Subsidiary of the Company and the Recipient:

(i)      a material breach of any written employment, service, confidentiality, non-compete or similar agreement between the Company or a Subsidiary of the Company and the Recipient;

(ii)     a material breach of any code of conduct established by the Company or a Subsidiary of the Company;

(iii)    commission of a felony by a Recipient or the failure of a Recipient to contest prosecution for a felony; or

(iv)    a Recipient’s willful misconduct, dishonesty, breach of fiduciary duty or gross negligence involving the business or reputation of the Company or a Subsidiary of the Company.

(e)       “Change in Control” means any of the following

(i)      Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Voting Securities; provided, however, that the following shall not constitute a Change in Control pursuant to this Section 1.2(e)(i):

(A)     any acquisition of Voting Securities or Stock of the Company directly from the Company other than in connection with a transaction described in Section 1.2(e)(iii) below;

(B)     any acquisition or beneficial ownership by the Company or a Subsidiary of the Company;

(C)     any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries; or

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(D)     any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 50% of the combined voting power of the Company’s then outstanding Voting Securities and the Stock of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Stock of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Stock, as the case may be, immediately prior to such acquisition;

(ii)     A majority of the members of the Board of the Company shall not be Continuing Directors;

(iii)    The consummation of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Stock of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Stock of the Company, as the case may be;

(iv)    Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the consummation of the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 50% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Stock of the Company immediately prior to such sale or other disposition in substantially the same proportions as their beneficial ownership immediately prior to such sale or other disposition, of the Voting Securities and Stock of the Company, as the case may be; or

(v)	Successive transactions of the types described in Section 1.2(e)(i) through (iv).

(f)      “Code ” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(g)	“Committee ” means the Compensation Committee of the Board.

(h)      “Company ” means Daktronics, Inc., a corporation organized under the laws of the State of South Dakota (or any successor corporation).

(i)      “Consultant ” means any person providing bona fide services to the Company or a Parent Corporation or a Subsidiary of the Company (other than persons either providing services in connection with the offer or sale of securities in a capital raising transaction or directly or indirectly promoting or maintaining a market for the Company’s Stock) who is compensated for such services and who is not an Employee of the Company or any Parent Corporation or Subsidiary of the Company. A Consultant would include a Non-Employee Director.

(j)	“Continuing Directors” means:
(i)	individuals who, on the date hereof, are Directors of the Company;

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(ii)     individuals elected as Directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board; or

(iii)    any individual elected or appointed by the Board to fill vacancies on the Board caused by a death or resignation (but not by removal) or to fill newly-created directorships;

provided, however, that a Continuing Director shall not include a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of the Directors of the Company.

(k)      “Deferred Stock” means an Award made pursuant to Section 7 below of the right to receive Stock at the end of a specified deferral period or upon the achievement of specified performance criteria.

(l)	“Director ” means a member of the Board.

(m)     “Disability ” means, except as may otherwise be provided in the terms of an Agreement or in a written employment agreement between the Company or a Subsidiary of the Company and the Recipient, the Recipient:

(i)      is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;

(ii)     is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Company; or

(iii)    when used in connection with the exercise of an Incentive Option following termination of employment, has a disability within the meaning of Section 22(e)(3) of the Code;

provided, that only to the extent necessary to satisfy Section 409A of the Code, the Recipient has a “disability” or is “disabled” within the meaning of Section 409A of the Code.

(n)	“Effective Date” shall have the meaning set forth in Section 14 of the Plan.

(o)      “Employee ” means any person, including officers and Directors, employed by the Company or any Subsidiary of the Company. The payment to a Director by the Company of Directors’ fees shall not be sufficient to constitute employment by the Company.

(p)      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

(q)      “Executive Officer” means an officer as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934.

(r)	“Fair Market Value” of Stock on any given date shall be determined by the Committee as follows:

(i)      If the Stock is listed for trading on one or more national securities exchanges, or is traded on The NASDAQ Stock Market (including The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market), the closing price on such national securities exchange or The Nasdaq Stock Market on the day of the date in question or, if such Stock shall not have been traded on such principal exchange on such date, the closing price on such principal exchange on the first day after the date in question on which such Stock was so traded;

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(ii)     If the Stock is not listed for trading on a national securities exchange or The NASDAQ Stock Market, but is traded in the over-the-counter market, the closing bid price for such Stock on the day prior to the date in question or, if there is no closing bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or

(iii)    If neither Section 1.2(r)(i) nor (ii) is applicable, by any means deemed fair and reasonable by the Committee in its sole discretion, which determination shall be final and binding on all parties.

(s)      “Incentive Option” means any Award intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code and that satisfies the requirements set forth therein.

(t)      “Non-Employee Director” means a non-employee Director within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

(u)	“Non-Qualified Option” means any Option that is not an Incentive Option.
(v)	“Option ” means any Award to purchase Stock granted pursuant to Section 5 of the Plan.

(w)     “Outside Director” means a member of the Board who satisfies the requirements of an outside director for purposes of Section 162(m) of the Code.

(x)      “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(y)	“Recipient ” means any eligible person to whom an Award has been granted under this Plan.

(z)      “Restricted Stock” means an Award of shares of Stock pursuant to Section 6 below that is subject to restrictions as described therein.

(aa)    “Restricted Stock Unit” means an Award of the right to receive a share of Stock granted pursuant to Section 6 of the Plan that is subject to restrictions as described therein.

(bb)	“Stock ” means the no par value common stock of the Company.

(cc)    “Subsidiary ” means any corporation (other than the Company), foreign or domestic, in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(dd)    “Voting Securities” means the Company’s then outstanding securities ordinarily entitled to vote in the election of Directors.

Section 2.	Administration

2.1      Authority. The Plan shall be administered by the Board or by the Committee. If at any time no Committee shall be in office, then the Board shall exercise the functions of the Committee specified in the Plan. The Board may exercise any or all of the functions of the Committee specified in the Plan, except that:

(a)      at such time as any Award is subject to the limitations under Section 162(m) of the Code and regulations promulgated thereunder, the Plan shall be administered by a Committee consisting solely of Outside Directors;

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(b)      at such time as the Company and its affiliates are subject to the limitations under Section 16(b) of the Exchange Act, the Committee shall consist solely of Non-employee Directors; and

(c)      the Plan shall be administered by a Committee that is comprised solely of members who satisfy the applicable requirements of any stock exchange on which the Stock may then be listed.

Subject to the foregoing, references in the Plan to the Committee shall also include the Board, to the extent the context permits.

2.2      Powers. The Committee shall have the power and authority to grant Awards pursuant to the terms of the Plan. In particular, the Committee shall have the authority:

(a)	Recipients. To select Recipients to whom Awards may from time to time be granted hereunder;

(b)       Amount. To determine the number of shares of Stock, units or other measures to be covered by each such Award granted hereunder;

(c)       Terms and Conditions. To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, any restriction on any Award and/or the Stock relating thereto);

(d)       Amendment; Acceleration. To amend the terms of any Award theretofore granted, prospectively or retroactively, to the extent such amendment is consistent with the terms of the Plan, including to accelerate the date on which any Award becomes exercisable or vested and to accelerate the lapse of restrictions on any Award; provided that no such amendment shall impair the rights of any Recipient without his, her or its consent except to the extent authorized under the Plan;

(e)       Substitution. To substitute new Awards for previously granted Awards; provided, however, that substituting new Awards for previously granted Options having higher exercise prices shall not be permitted without prior shareholder approval;

(f)       Determination. To make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(g)       Rules. To adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreements relating thereto); and to otherwise supervise the administration of the Plan.

2.3      Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate the authority to exercise the powers specified in Section 2.2(a), (b) and (c) above to the Vice President of Human Resources or any Executive Officer of the Company; provided, however, that such authority shall not be exercised by any one other than the Committee with respect to persons who are either the chief executive officer, chief financial officer, or any other Executive Officer of the Company or with respect to any Director of the Company.

2.4      Decisions Binding; Limitation on Liability; Indemnification. All decisions made by the Committee (or its delegate to the extent provided in Section 2.3) pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and Recipients. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan. To the full extent permitted by law, each member and former member of the Board and the Committee and each person to whom the Board or the Committee delegates or has delegated authority under this Plan shall be indemnified by the Company against and from any loss, liability, judgment, damages, cost and reasonable expense incurred by such member,

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former member or other person by reason of any action taken, failure to act, interpretation or determination made in good faith under or with respect to this Plan.

Section 3.	Stock Subject to Plan

3.1      Shares Reserved for Issuance. The total number of shares of Stock reserved and available for distribution under the Plan shall be four million (4,000,000) shares of Stock of the Company, which may be used for any Option or any type of other Award granted under the Plan. Such shares shall consist of authorized and unissued shares of Stock of the Company. Shares of Stock subject to Awards consisting of Options shall be counted against the number of shares in the first sentence of this Section 3.1 as one share of Stock for every one share of Stock subject to such Award. Each share of Stock subject to any other Award that does not involve the payment by the Recipient to the Company of any cash or Stock consideration to become the owner of the Stock, including Awards of Deferred Stock, Restricted Stock or Restricted Stock Units, shall be counted against the number of shares in the first sentence of this Section 3.1 as two shares of Stock for every one share of Stock subject to such Award. To the extent that a share of Stock that was subject to an Award described in the foregoing sentence was counted as two shares of Stock against the number of shares in the first sentence of this Section 3.1 pursuant to the preceding sentence is recycled back into the Plan under Section 3.2, the Plan shall be credited with two shares of Stock.

3.2      Share Counting. If any shares of Stock become available as a result of canceled, unexercised, lapsed or terminated Awards under this Plan or by reason of the purchase by or forfeiture of an Award to the Company, such shares again shall be available for distribution in connection with future Awards under the Plan. Upon a Stock-for-Stock exercise of an Award, the withholding of Stock for the payment of the exercise price of an Award, the withholding of Stock for the payment of taxes on an Award, or any similar transaction involving the withholding of Stock, the shares of Stock used to pay the exercise price of an Award or withheld shall not become available for future distribution under the Plan.

3.3      Adjustments. Upon any change in the outstanding shares of Stock after the Effective Date by reason of any stock dividend, stock split, reverse stock split, reclassification, combination, exchange of shares or other similar recapitalization of the Company, there shall be an appropriate adjustment to (a) the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (b) the exercise price of any Option or other Award, and/or (c) any other affected terms of such Awards. Notwithstanding the foregoing, no fractional shares shall be issued or paid for. No adjustment shall be made under this Section 3.3 upon the issuance by the Company of any warrants, rights or options to acquire additional Stock or of securities convertible into Stock unless such warrants, rights, options or convertible securities are issued to all shareholders of the Company on a proportionate basis.

3.4      Effect of Award. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.

3.5      Application of Code Section 409A. If and to the extent that any provision of an Award is required to comply with Section 409A of the Code, such provision shall be administered and interpreted in a manner consistent with the requirements of Section 409A. If and solely to the extent that any such provision of an Award as currently written would conflict with Section 409A of the Code, the Committee shall have the authority, without the consent of the Recipient, to administer such provision and to amend the Award with respect to such provision to the extent the Committee deems necessary for the purposes of avoiding any portion of amounts owed to the Recipient being retroactively included in the taxable income of the Recipient for any prior taxable year.

Section 4.	Eligibility

Officers, other Employees of the Company and its Subsidiaries, members of the Board, and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries, as determined by the Committee, are eligible to be granted Awards under the Plan. Recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion or as otherwise provided in Section 2.3, from among those eligible.

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Section 5.	Option Awards

5.1      Option Types. Each Option shall be evidenced by a written Agreement, in such form as the Committee may approve from time to time, which Agreement shall be subject to the provisions of this Plan and to such other terms and conditions as the Committee may deem appropriate. The Options granted under the Plan may be either Incentive Options or Non-Qualified Options. No Option may be issued more than ten (10) years after the date the Plan is approved by the shareholders of the Company.

5.2      Non-Qualified Options. To the extent that any Option or portion of an Option does not qualify as an Incentive Option, it shall constitute a separate Non-Qualified Option.

5.3      Incentive Options; Interpretation. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to an Incentive Option shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Option, to the extent that the Committee determines that such modification or amendment is necessary or appropriate.

5.4      Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions, as applicable, and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)       Annual Limit on Incentive Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Incentive Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by a person during any calendar year shall not exceed $100,000. To the extent any Option is exercisable in excess of the foregoing limit in any calendar year, such portion of the Option that is in excess of $100,000 shall be a Non-Qualified Stock Option.

(b)       Option Exercise Price. Subject to the last two sentences of this Section 5.4(b), the exercise price per share of Stock purchasable under an Option shall be determined by the Committee at the time of grant and, if the Committee does not fix the exercise price of the Option, the exercise price shall be 100% of the Fair Market Value of the Stock on the date of grant. However, the exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date of grant of such Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Option is granted to such Employee, the Incentive Option exercise price shall be no less than 110% of the Fair Market Value of the Stock on the date of grant of such Incentive Option.

(c)       Option Term. Subject to the last two sentences of this Section 5.4(c), the Committee shall fix the term of each Option and, if the Committee does not fix the term of an Option, the term shall be ten (10) years from the date the Option is granted, subject to earlier termination as otherwise provided herein. However, no Option shall be exercisable more than ten years after the date of grant of such Option. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Option is granted to such Employee, the term of such Incentive Option shall be no more than five (5) years from the date of grant of such Incentive Option.

(d)       Exercisability. An Option shall be exercisable in accordance with such terms and conditions and during such periods as determined by the Committee at or after grant, subject to the restrictions stated in Section 5.4(a) above. The Committee may also grant Options that become exercisable upon the attainment of specified performance goals over a specified performance period. If the Committee does not determine the time at which an Option shall be exercisable, such Option shall be exercisable in equal installments of up

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to 20% of the shares of Stock subject to the Option on and after the first anniversary of the date of grant of the Option and up to an additional 20% of the shares of Stock subject to the Option on and after the second, third, fourth and fifth anniversary dates of the date of grant of the Option, subject to earlier termination as otherwise provided herein. Notwithstanding anything in the Plan to the contrary, no Option shall be exercisable after the expiration of its term.

(e)       Method of Exercise. An Option may be exercised, in whole or in part, at any time during the Option term, by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including to the extent permitted by applicable law, delivery of irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made by tendering, by either actual delivery of Stock or attestation, Stock already owned by the Recipient for a period of time greater than six (6) months (or such other period established from time to time by the Committee in order to avoid adverse accounting treatment under generally accepted accounting principles) and that is valued at Fair Market Value as of such time; provided, however, that in the case of an Incentive Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Incentive Option is granted. No Stock shall be issued upon exercise of an Option until full payment therefor has been made. A Recipient shall generally have the rights to dividends and other rights of a shareholder with respect to Stock subject to the Option after the Recipient has given written notice of exercise, has paid in full for such Stock, and, if requested, has given the representation described in Section 11.1.

(f)	Transferability of Options.

(i)      No Incentive Option shall be transferable by the Recipient otherwise than by will or by the laws of descent and distribution, and an Incentive Option shall be exercisable during a Recipient’s lifetime only by such Recipient.

(ii)     The Committee may, in its discretion, authorize all or a portion of any Nonqualified Option to be granted to a Recipient to be on terms which permit transfer by such Recipient to: (A) the spouse, children or grandchildren of the Recipient (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) a partnership or partnerships in which such Immediate Family Members are the only partners, provided that: (1) there is no consideration for any such transfer, (2) the Option pursuant to which such Stock is granted has been approved by the Committee and expressly provides for transfer in a manner consistent with this Section 5.4(f)(ii), and (3) subsequent transfers of a transferred Option shall be prohibited. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Recipient” herein shall in such event be deemed to refer to the transferee, except that the events of termination of employment and service and the provisions of Sections 5.4(g) and (h) hereof shall continue to be applied with respect to the original Recipient, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in such Sections.

(iii)    Non-Qualified Options may be transferred to the spouse or former spouse of the Recipient to the extent provided in a domestic relations order issued in accordance with applicable state law.

(g)       Termination by Death or Disability. Unless the Option Agreement provides otherwise or the Committee determines otherwise, if a Recipient’s employment by or service to the Company or any Subsidiary or Parent Corporation terminates by reason of the Recipient’s death or Disability, the Option may thereafter be exercised, to the extent it was exercisable at the time of death or Disability (or on such accelerated basis as the Committee shall determine at or after grant), by the Recipient or the legal representative of the estate or by the legatee of the Recipient under the will of the Recipient, but it may not be exercised after one year from the date of such Disability or death or the expiration of the stated term of the

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Option, whichever period is shorter. In the event of termination of employment or service by reason of the Recipient’s death or Disability, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Option will thereafter be treated as a Non-Qualified Option. All Options or portions thereof that are not vested at the time of termination shall automatically terminate at such time.

(h)       Other Termination. Unless the Option Agreement provides otherwise or the Committee determines otherwise, if a Recipient’s employment by or service to the Company or any Subsidiary or Parent Corporation terminates for any reason other than the Recipient’s death or Disability, the Option may thereafter be exercised by the Recipient to the extent it was exercisable at the time of such termination for three months from the date of such termination or the expiration of the stated term of the Option, whichever period is shorter, and the portions of all Options that are not vested at the time of termination shall automatically terminate at such time.

(i)       Option Cancellation or Repurchase. Notwithstanding any other provisions of the Plan or any Agreement evidencing any outstanding Option, the Company shall not be permitted to cancel any outstanding Options in exchange for the issuance of any other Award or to repurchase outstanding Options if the per share exercise price of the Option is higher than the Fair Market Value of the Stock subject to the Options.

Section 6.	Awards of Restricted Stock and Restricted Stock Units

6.1      Grant. Awards of Restricted Stock and Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine to whom Restricted Stock and Restricted Stock Units will be granted, the number of shares subject to Awards of Restricted Stock or Restricted Stock Units, the times or other conditions within which such an Award may be subject to forfeiture, and all other conditions of Awards of Restricted Stock or Restricted Stock Units in addition to those contained in Section 6.4. The Committee may also grant Restricted Stock and Restricted Stock Units in which the restrictions lapse upon the attainment of specified performance goals over a specified performance period.

6.2      Award Agreement. Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by a written Agreement, in such form as the Committee may approve from time to time, which Agreement shall be subject to the provisions of this Plan and to such other terms and conditions as the Committee deems appropriate. The Recipient of an Award of shares of Restricted Stock or Restricted Stock Units shall not have any rights with respect to such Award unless and until such Recipient has executed an Agreement evidencing the Award, has delivered a fully executed copy thereof to the Company, and has otherwise complied with its then applicable terms and conditions.

6.3      Restricted Stock Award Certificate. Subject to the last sentence of this Section 6.3, each Recipient of a Restricted Stock Award shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Recipient and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of Stock represented hereby are subject to the terms and conditions (including forfeiture) of the Daktronics, Inc. 2007 Stock Incentive Plan and an Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file in the offices of the Secretary of the Company.

The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company or its designated agent for that purpose until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Recipient shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award. The Company may issue shares of Restricted Stock without a stock certificate in book entry form if it determines it can reasonably do so in compliance with the restrictions set forth in the Agreement governing such Restricted Stock Award.

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6.4      Restrictions and Conditions on Restricted Stock Awards. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)       Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the date of such Award (the “Restriction Period”), the Recipient shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

(b)       Rights as Shareholder. Except as provided in Sections 6.4(a) and (c), or as otherwise provided in an applicable Award Agreement, the Recipient shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion or as otherwise required by application of Section 409A of the Code, may require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3.1). Certificates for shares of unrestricted Stock shall be delivered to the Recipient promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock and any other conditions to the vesting of the Restricted Stock have been met.

(c)       Performance Restrictions. Notwithstanding Section 6.4(b) above, any Award of Restricted Stock based on the achievement of performance goals shall not be considered outstanding for any purpose, and no dividends, voting or other rights of a shareholder shall attach to such shares until such time as the performance goals have been satisfied and the shares are issued to the Recipient without restriction.

(d)       Termination of Employment or Service. Except to the extent provided in the applicable Award Agreement, upon termination of employment or service of a Recipient for any reason during the Restriction Period, all shares of Restricted Stock then subject to restriction shall automatically terminate and be forfeited by the Recipient. The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to the Recipient’s shares of Restricted Stock.

(e)       Transferability. Subject to the provisions of this Plan and the Award Agreement, Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period.

6.5      Terms and Conditions of Awards of Restricted Stock Units. The shares of Restricted Stock Units awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)       Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement. The Committee may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. If all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 6.5(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest.

(b)       Shares Upon Vesting. Upon the vesting of Restricted Stock Units, the Recipient shall be entitled to receive, within 30 days following the date on which such Restricted Stock Units vest, one share of Stock for each Restricted Stock Unit that so vests.

(c)       Termination of Employment or Service. Except to the extent provided in the applicable Award Agreement, upon termination of a Recipient’s employment or service for any reason, all Restricted Stock Units shall automatically terminate and be forfeited by the Recipient. The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to the Recipient’s Restricted Stock Units.

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(d)       Transferability. Subject to the provisions of this Plan and the Award Agreement, Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period.

Section 7.	Deferred Stock Awards

7.1      Grant. Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Deferred Stock will be deferred, and the other terms and conditions of the Award consistent with the terms of the Plan, in addition to those contained in Section 7.2. The Committee may also condition the receipt of Deferred Stock upon the attainment of specified performance goals. Each Award of Deferred Stock shall be confirmed by, and subject to the terms of, an Agreement executed by the Company and the Recipient.

7.2      Terms and Conditions. Shares of Deferred Stock awarded pursuant to this Plan shall be subject to the following terms and conditions:

(a)       Transferability. Subject to the provisions of this Plan and the applicable Award Agreement, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period, share certificates shall be delivered to the Recipient in a number equal to the shares covered by the Deferred Stock Award.

(b)       Rights as Shareholder. An Award of Deferred Stock shall not be considered outstanding for any purpose, and no dividends, voting or other rights of a shareholder shall attach to such shares until such time as the Deferral Period has ended and the shares are issued to the Recipient.

(c)       Termination of Employment or Service. Except as provided in the applicable Award Agreement, upon termination of employment or service for any reason during the Deferral Period, the Award of Deferred Stock shall automatically terminate and be forfeited by the Recipient. The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Recipient’s Deferred Stock.

Section 8.	Change in Control

8.1      Automatic Acceleration. Upon the occurrence of a Change in Control, except as otherwise provided in an applicable Agreement, all outstanding Awards granted to a Recipient that have not theretofore vested shall immediately vest, and all restrictions on such Awards shall immediately lapse, and each Option granted to a Recipient that is outstanding at such time shall be come fully and immediately exercisable.

8.2      Limitation on Change in Control Payments. Notwithstanding anything in Section 8.1 or Section 9 to the contrary, if, with respect to a Recipient, the acceleration of the exercisability of an Option or the payment of cash in exchange for all or part of an Award as provided in Section 8.1 or Section 9 (which acceleration or payment could be deemed a “parachute payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Recipient has the right to receive, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code) then, unless otherwise provided in the applicable Award Agreement, such acceleration of exercisability or vesting and payments pursuant to the Plan shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

Section 9.	Additional Change in Control Provisions

In addition to the provisions of Section 8, upon the occurrence of a Change in Control, the Committee shall be obligated to do one of the following in order to protect the interests of Recipients upon a Change in Control:

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(a)       Substitution of Award. Make appropriate provision for the protection of outstanding Awards granted under this Plan by the substitution, in lieu of such Awards, of other Awards, which other Awards are designed to preserve the value of the Awards granted under the Plan;

(b)       Cancellation of Options. With respect to any Option, declare, at least twenty days prior to the Change in Control, and provide written notice to each Recipient of the declaration, that each outstanding Option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Change in Control (unless it shall have been exercised prior to the occurrence of the Change in Control); and/or

(c)       Cash Payment. Cause payment to be made, within twenty days after a Change in Control, in exchange for each cancelled Award to each Recipient of an Award that is cancelled, of an amount of cash equal to the Fair Market Value for each share of Stock covered by the cancelled Award, except that with respect to any cancelled Option, cash equal to the amount (if any) by which the per share transaction consideration, taking into account such factors as the Committee deems appropriate in determining this value, exceeds the exercise price per share of Stock covered by such Option.

Notwithstanding the foregoing, no Recipient of an Award shall be entitled to the payment provided in this Section 9 if such Award has expired or was cancelled pursuant to the terms of the Plan or the applicable Agreement.

Section 10.	Substitute Awards

10.1    Purpose. Awards may be granted under this Plan from time to time in substitution for Awards held by Employees of other corporations who are about to become Employees of the Company, or any Parent Corporation or Subsidiary thereof, or whose employer is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or its Subsidiary with another corporation, the acquisition by the Company or its Subsidiary of all or substantially all the assets of another corporation, the acquisition by the Company or its Subsidiary of at least 50% of the issued and outstanding stock of another corporation, or such other similar corporate transaction as determined by the Committee, in its sole discretion.

10.2    Terms and Conditions. To the extent permitted by applicable law, the terms and conditions of the substitute Award granted pursuant to Section 10.1 may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Stock Awards in substitution for which they are granted; provided, however, with respect to Incentive Options, unless otherwise determined by the Committee, no such variation shall be permitted that affects the status of any such substitute Option as an Incentive Option.

Section 11.	General Provisions

11.1    Compliance With Laws. No Stock will be issued pursuant to the Plan unless in compliance with applicable legal requirements including, without limitation, those relating to securities laws and stock exchange listing requirements. The Committee may require each Recipient receiving Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Stock without a view to distribution thereof.

11.2    Stop Transfer Orders. All certificates for Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The issuance of Stock may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange upon which the Stock is then traded.

11.3    No Rights as a Shareholder. Unless otherwise provided by the Committee, in the Plan or in an Award Agreement or in any other written agreement between a Recipient and the Company or a Subsidiary of the

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Company, no Award shall entitle the Recipient to any cash dividend, voting or other rights of a shareholder of the Company unless and until the date of issuance under the Plan of any shares of Stock that are subject to such Award.

11.4    Effect of Transfer/Leave of Absence. For purposes of any Incentive Option, the following events shall not be deemed a termination of employment:

(a)       Transfer. A transfer of an Employee from the Company to a Parent Corporation or a Subsidiary, or a transfer of an Employee from a Parent Corporation or a Subsidiary to the Company or any other Parent Corporation or Subsidiary;

(b)	Leave of Absence. A leave of absence approved in writing by the Company; and;

(c)       Military Leave. A military leave in which the Employee’s right to reemployment is guaranteed under the provisions of the Uniform Services Employment and Reemployment Rights Act (USERRA) and regulations promulgated thereunder.

11.5    Tax Withholding. Each Recipient shall, no later than the date as of which any part of the value of an Award first becomes includable as compensation in the gross income of the Recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, any Parent Corporation and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due from it to the Recipient. If the terms of an Award so permit, a Recipient may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the Award by:

(a)       Retain Stock. Authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Recipient, or

(b)       Delivering of Held Stock. Delivering to the Company from Stock already owned by the Recipient, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the Recipient under this Section, and if shares of Stock are withheld, the amount withheld shall not exceed the minimum required federal, state and FICA withholding amount.

Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings, accounting rules, regulations and requirement and any other rules or regulations established by the Committee.

11.6    No Right to Employment, Service or Awards. The granting of an Award under the Plan shall impose no obligation on the Company, its Subsidiary or any Parent Corporation to continue the employment of a Recipient and shall not lessen or affect the Company’s, its Subsidiary’s or its Parent Corporation’s right to terminate the employment of such Recipient. Nothing in the Plan shall interfere with or limit in any way the right of the Company, the Board or the Company’s shareholders to terminate the directorship of any Director at any time, nor confer upon any Director any right to continue to serve as a Director of the Company. Nothing in the Plan shall interfere with or limit in any way the right of the Company or the Board to terminate the service of any Consultant at any time, nor confer upon any Consultant any right to continue to serve as a Consultant to the Company. No Recipient or other person shall have any claim to be granted any Award, and there is no obligation for uniform treatment of Recipients or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Recipient.

11.7    Other Benefit and Compensation Programs. Payments and other benefits received by a Recipient under an Award shall not be deemed a part of a Recipient’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, its Subsidiary or

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its Parent Corporation, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

11.8    Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Recipient including, without limitation, the estate of such Recipient and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Recipient’s creditors.

11.9	Nontransferability of Awards; Designation of Beneficiary.

(a)       Nontransferability. Unless otherwise provided in this Plan or in the applicable Award Agreement, no Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Recipient or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Recipient designates one or more beneficiaries on a Company-approved form, as set forth in Section 11.9(b) of this Plan, who may exercise the Award or receive payment under the Award after the Recipient’s death, and during a Recipient’s lifetime, an Award may be exercised only by the Recipient.

(b)       Designation of Beneficiary. A Recipient may designate a beneficiary to succeed to the Recipient’s Awards under the Plan in the event of the Recipient’s death by filing a beneficiary form with the Company and, upon the death of the Recipient, such beneficiary shall succeed to the rights of the Recipient to the extent permitted by law, the terms of this Plan and the applicable Award Agreement. In the absence of a validly designated beneficiary who is living at the time of the Recipient’s death, the Recipient’s executor or administrator of the Recipient’s estate shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution.

11.10   International Recipients. With respect to Recipients who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or adopt such modifications, procedures or subplans with respect to such Recipients as are necessary or desirable to ensure the viability of the benefits of the Plan, comply with applicable foreign laws or obtain more favorable tax or other treatment for a Recipient, the Company, a Subsidiary or a Parent Corporation; provided, however, that no such changes shall apply to the Awards to Recipients who may be “covered employees” under Section 162(m) of the Code or any successor thereto unless consistent with the provisions thereof.

11.11   No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies, other property, or shares of Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Recipient, and no Recipient shall have any rights that are greater than those of a general unsecured creditor of the Company.

11.12   Severability. If any provision of the Plan or any Award Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or Award Agreement, and such Plan or Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 12.	Term; Amendments and Termination

(a)       Term. This Plan shall commence on the Effective Date and shall terminate on August 14, 2017 or at such earlier date as the Committee shall determine, and no Award may be granted under the Plan after August 14, 2017. The termination of this Plan shall not affect any Awards then outstanding under the Plan.

(b)       Amendments. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Recipient under an Award theretofore granted without the Recipient’s or Recipient’s consent. The Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of

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Section 162(m) of the Code, Section 422 of the Code, stock exchange rules or other applicable law. The Committee may amend the terms of any Award theretofore granted prospectively or retroactively; however, subject to Sections 3, 8 and 9 of the Plan, no such amendment shall impair the rights of any Recipient without his, her or its consent. Adjustments made by the Committee pursuant to Section 3 (relating to adjustments of Stock) and Section 9 shall not be subject to the limitations of this Section 12. Notwithstanding the foregoing provisions of this Section 12, neither the Plan nor any outstanding Option shall be amended to decrease the exercise price of such Award unless first approved by the requisite vote of the shareholders, and neither the Plan nor any outstanding Agreement shall be amended in any way that would cause an outstanding Award that is not subject to the tax described in Section 409A of the Code to be subject to such tax.

Section 13.	Governing Law

To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of South Dakota, without regard to the conflicts of law provisions thereof, and construed accordingly.

Section 14.	Effective Date of Plan

The Plan shall be effective on the date it is approved by the Company’s shareholders, which was August 15, 2007.

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